UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2020 (June 17, 2020)
Two Harbors Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-34506		27-0312904
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

575 Lexington Avenue, Suite 2930	New York,	NY	10022
(Address of Principal Executive Offices)			(Zip Code)
(612) 629-2500
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Exchange on Which Registered:
Common Stock, par value $0.01 per share	TWO	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Stock	TWO PRA	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock	TWO PRB	New York Stock Exchange
7.25% Series C Cumulative Redeemable Preferred Stock	TWO PRC	New York Stock Exchange
7.75% Series D Cumulative Redeemable Preferred Stock	TWO PRD	New York Stock Exchange
7.50% Series E Cumulative Redeemable Preferred Stock	TWO PRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01           Other Events.

As previously disclosed, on April 13, 2020, Two Harbors Investment Corp. (the “Company”) announced that it had elected not to renew the management agreement, dated as of October 28, 2009 (as amended, the “Management Agreement”), by and among the Company, Two Harbors Operating Company LLC, and PRCM Advisers LLC (the “Manager”). On June 17, 2020, the Manager filed a complaint (the “Complaint”) against the Company in the Supreme Court of the State of New York in which the Manager alleges, among other things, breach of contract and breach of the implied covenant of good faith and fair dealing in connection with the Company’s non-renewal of the Management Agreement. The Complaint seeks, among other things, damages in an amount to be proven at trial, an order enjoining the Company from hiring certain employees of Pine River Capital Management L.P. (the parent company of the Manager, “Pine River”), an order enjoining the Company from making any use of Pine River’s intellectual property, and fees and costs incurred by the Manager in pursing the action.

The Board of Directors of the Company believes the Complaint to be without merit and that the Company has fully complied with the terms of the Management Agreement. Consistent with its prior disclosures, the Company intends to transition to self-management in September 2020.

Forward Looking Statements

Certain items in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Additional information concerning these and other risk factors is contained in the Company’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are qualified in their entirety by the cautionary statements above. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ REBECCA B. SANDBERG
Rebecca B. Sandberg
General Counsel and Secretary

Date: June 22, 2020